EXHIBIT 4.23

REGISTRATION RIGHTS AGREEMENT
This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of March 28, 2014, is entered into by and among AdCare Health Systems, Inc., a Georgia corporation with headquarters located at 1145 Hembree Road, Roswell, Georgia 30076 (the “Company”), and the individuals and entities listed on Schedule A attached hereto (the “Schedule of Purchasers”) under the heading “Purchasers” (collectively, the “Purchasers” and each, a “Purchaser”) who became parties to this Agreement by executing and delivering a signature page in the form of Exhibit A attached hereto.
WHEREAS:
A.     In connection with the Subscription Agreements between the Company and the Purchasers, accepted by the Company as of even date herewith (collectively, the “Subscription Agreements” and each, a “Subscription Agreement”), the Company has agreed, upon the terms and subject to the conditions of the Subscription Agreements, to issue and sell to the Purchasers a new series of the Company’s 10% Subordinated Convertible Notes Due April 30, 2015 (the “Notes”), which shall be convertible into the Company’s common stock, no par value per share (the “Common Stock”) (as converted, collectively, the “Conversion Shares”), in accordance with the terms of the Notes.
B.     The Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, (the “Securities Act”).
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Purchasers hereby agree as follows:

1.	Definitions.

For purposes of this Agreement, the following terms shall have the meanings specified:
“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.
“Filing Deadline” means June 11, 2014.
“Holder” means any Person owning or having the right to acquire, through conversion of the Notes or otherwise, Registrable Securities, including initially each Purchaser and thereafter any permitted assignee thereof.
“Other Shareholders” shall mean Persons who, by virtue of agreements with the Company other than this Agreement, are entitled to include their securities in certain registrations hereunder.
“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.
“Registrable Securities” means the Conversion Shares and any other shares of Common Stock issuable pursuant to the terms of the Notes, and any shares of capital stock issued or issuable from time to time (with any adjustments) in replacement of, in exchange for or otherwise in respect of the Conversion Shares.
“Registration Period” has the meaning set forth in Section 2(c).
“Registration Statement” means a registration statement or statements prepared in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act (“Rule 415”) or any successor rule providing for the offering of securities on a continuous or delayed basis.
“Rule 144” means Rule 144 as promulgated by the SEC under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.
“SEC” means the Securities and Exchange Commission.

2.	Registration.

(a)Filing of Registration Statement. On or before the Filing Deadline, the Company shall prepare and file with the SEC a Registration Statement on Form S-3 as a “shelf” registration statement under Rule 415 covering the resale of a number of shares of Registrable Securities equal to one hundred ten percent (110%) of the number of shares of Common Stock issuable upon conversion of the Notes (such number to be determined without regard to any restriction on such conversion). Such Registration Statement shall state, to the extent permitted by Rule 416 under the Securities Act, that it also covers such indeterminate number of additional shares of Common Stock as may become issuable upon the conversion of the Notes in order to prevent dilution resulting from stock splits, stock dividends or similar events.

(b)Alternative Registration Statement. Notwithstanding the foregoing Section 2(a), if on the date the Registration Statement contemplated by Section 2(a) is filed with the SEC, the Company does not meet the eligibility requirements for filing a Registration Statement on Form S-3, then in such case the Company shall instead prepare and file with the SEC a Registration Statement meeting the foregoing requirements on Form S-1.

(c)Effectiveness. The Company shall use commercially reasonable efforts to cause the Registration Statement to become effective as soon as practicable after filing. The Company shall use commercially reasonable efforts to: (i) respond promptly to any and all comments made by the staff of the SEC with respect to the Registration Statement; and (ii) submit promptly to the SEC after the Company learns that no review of the Registration Statement will be made by the staff of the SEC or that the staff of the SEC has no further comments on the Registration Statement, as the case may be, a request for acceleration of the effectiveness of such Registration Statement to a time and date not later than two (2) Business Days after the submission of such request. The Company shall use commercially reasonable efforts to maintain the effectiveness of each Registration Statement filed pursuant to this Agreement until the earliest to occur of: (A) the date on which all of the Registrable Securities eligible for resale thereunder have been publicly sold pursuant to either the Registration Statement or Rule 144; (B) the date on which all of the Registrable Securities remaining to be sold under such Registration Statement (in the reasonable opinion of counsel to the Company) may be immediately sold to the public under Rule 144 without volume limitations; and (C) the date that is fifteen (15) months from the date hereof (the period beginning on the date hereof and ending on the earliest to occur of (A), (B) or (C) above being referred to herein as the “Registration Period”).

(d)Allocation of Conversion Shares. The initial number of Conversion Shares included in any Registration Statement and each increase in the number thereof included therein shall be allocated pro rata among the Holders based on the aggregate number of Registrable Securities issuable to each Holder at the time the Registration Statement covering such initial number of Registrable Securities or increase thereof is declared effective by the SEC (such number to be determined using the conversion price of the Notes in effect at such time and without regard to any restriction on the ability of a Holder to convert such Holder’s Note as of such date). In the event that a Holder sells or otherwise transfers any of such Holder’s Registrable Securities, each transferee shall be allocated the portion of the then remaining number of Registrable Securities included in such Registration Statement allocable to the transferor.

(e)Registration of Other Securities. The Company may include any securities held by Other Shareholders on any Registration Statement filed by the Company on behalf of the Holders pursuant to the terms hereof.

3.Obligations of the Company.

In the case of a Registration Statement effected by the Company pursuant to Section 2, the Company will use its commercially reasonable efforts to:
(a)prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act or to maintain the effectiveness of such Registration Statement during the Registration Period, or as may be reasonably requested by a Holder in order to incorporate information concerning such Holder or such Holder’s intended method of distribution;

(b)so long as a Registration Statement is effective covering the resale of the applicable Registrable Securities owned by a Holder, furnish to each Holder such number of copies of the prospectus included in such Registration Statement, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Holder may reasonably request;

(c)notify each Holder immediately after becoming aware of the occurrence of any event (but shall not, without the prior written consent of such Holder, disclose to such Holder any facts or circumstances constituting material non-public information) as a result of which the prospectus included in such Registration Statement, as then in effect, contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and as promptly as practicable prepare and file with the SEC and furnish to each Holder a copy of a supplement or an amendment to such prospectus as may be necessary so that such prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(d)prevent the issuance of any stop order or other order suspending the effectiveness of such Registration Statement;

(e)notify each Holder promptly after the date that such Registration Statement, or any successor registration statement, becomes effective of such effectiveness; and

(f)permit each Holder to review such Registration Statement and all amendments and supplements thereto within a reasonable period of time prior to the filing thereof with the SEC.

4.Obligations of Each Holder.

In connection with the registration of Registrable Securities pursuant to a Registration Statement, each Holder shall:
(a)timely furnish to the Company (i) a completed Shareholder Questionnaire in such form as shall be reasonably requested by the Company and (ii) such information in writing regarding itself and the intended method of disposition of such Registrable Securities as the Company shall reasonably request in order to effect the registration thereof;

(b)upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 3(c) or 3(d), immediately discontinue any sale or other disposition of such Registrable Securities pursuant to such Registration Statement until the filing of an amendment or supplement as described in Section 3(c) or withdrawal of the stop order referred to in Section 3(d), and use commercially reasonable efforts to maintain the confidentiality of such notice and its contents;

(c)to the extent required by applicable law, deliver a prospectus to the purchaser of such Registrable Securities;

(d)notify the Company when it has sold all of the Registrable Securities held by it; and

(e)notify the Company in the event that any information supplied by such Holder in writing for inclusion in such Registration Statement or related prospectus is untrue or omits to state a material fact required to be stated therein or necessary to make such information not misleading in light of the circumstances then existing; immediately discontinue any sale or other disposition of such Registrable Securities pursuant to such Registration Statement until the filing of an amendment or supplement to such prospectus as may be necessary so that such prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and use commercially reasonable efforts to assist the Company as may be appropriate to make such amendment or supplement effective for such purpose.

5.Indemnification.

In the event that any Registrable Securities are included in a Registration Statement under this Agreement:
(a)To the extent permitted by law, the Company shall indemnify and hold harmless each Holder, the officers, directors, employees, agents and representatives of such Holder, and each Person, if any, who controls such Holder within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), against any losses, claims, damages, liabilities or reasonable out-of-pocket expenses (whether joint or several) (collectively, including reasonable legal expenses or other expenses reasonably incurred in connection with investigating or defending same, “Losses”), insofar as any such Losses arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement under which such Registrable Securities were registered, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Subject to the provisions of Section 5(c), the Company will reimburse such Holder, and each such officer, director, employee, agent, representative or controlling Person, for any reasonable legal expenses or other out-of-pocket expenses as reasonably incurred by any such entity or Person in connection with investigating or defending any Loss; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any Loss if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be obligated to indemnify any Person for any Loss to the extent that such Loss arises out of or is based upon (A) any disclosure or any omission or alleged omission (to state a material fact required to be stated therein or necessary to make statements therein not misleading) that is based upon or in conformity with written information furnished (or not furnished, in the case of an omission) by such Person expressly for use in such Registration Statement or (B) a failure of such Person to deliver or cause to be delivered the final prospectus contained in the Registration Statement and made available by the Company, if such delivery is required by applicable law.

(b)To the extent permitted by law, each Holder who is named in such Registration Statement as a selling shareholder, acting severally and not jointly, shall indemnify and hold harmless the Company, the officers, directors, employees, agents and representatives of the Company, and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any Losses to the extent (and only to the extent) that any such Losses arise out of or are based upon: (i) any disclosure or any omission or alleged omission (to state a material fact required to be stated therein or necessary to make statements therein not misleading) that is based upon or in conformity with written information furnished (or not furnished, in the case of an omission) by such Person expressly for use in such Registration Statement; or (ii) a failure of such Holder to deliver or cause to be delivered the final prospectus contained in the Registration Statement and made available by the Company, if such delivery is required under applicable law. Subject to the provisions of Section 5(c), such Holder will reimburse any legal or other expenses as reasonably incurred by the Company and any such officer, director, employee, agent, representative, or controlling Person, in connection with investigating or defending any such Loss; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld).

(c)Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5, promptly deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and to assume the defense thereof with counsel selected by the indemnifying party and reasonably acceptable to the indemnified party. The indemnified party shall not have the right to retain its own counsel unless representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate under applicable standards of professional conduct due to actual or potential conflicting interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the delivery of notice of any such action, to the extent prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 5 with respect to such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5 or with respect to any other action unless the indemnifying party is materially prejudiced as a result of not receiving such notice.

(d)In the event that the indemnity provided in Sections 5(a) or 5(b) of this Section 5 is unavailable or insufficient to hold harmless an indemnified party for any reason, the Company and each Holder agree, severally and not jointly, to contribute to the aggregate Losses to which the Company or such Holder may be subject in such proportion as is appropriate to reflect the relative fault of the Company and such Holder in connection with the statements or omissions which resulted in such Losses. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or by such Holder. The Company and each Holder agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 5(d), no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 5, each Person who controls a Holder within the meaning of either the Securities Act or the Exchange Act and each officer, director, employee, agent or representative of such Holder shall have the same rights to contribution as such Holder, and each Person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer, director, employee, agent or representative of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 5(d).

(e)The obligations of the Company and each Holder under this Section 5 shall survive the conversion of the Notes in full, the completion of any offering or sale of Registrable Securities pursuant to a Registration Statement under this Agreement, or otherwise.

6.Reports.

With a view to making available to each Holder the benefits of Rule 144 and any other similar rule or regulation of the SEC that may at any time permit such Holder to sell securities of the Company to the public without registration, the Company agrees to use its commercially reasonable efforts to:
(a)make and keep public information available, as those terms are understood and defined in Rule 144;

(b)file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(c)furnish to such Holder, so long as such Holder owns any Registrable Securities, promptly upon written request (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144 and the Exchange Act; (ii) to the extent not publicly available through the SEC’s EDGAR database, a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company with the SEC; and (iii) such other information as may be reasonably requested by such Holder in connection with such Holder’s compliance with any rule or regulation of the SEC which permits the selling of any such securities without registration.

7.Miscellaneous.

(a)Expenses of Registration. All reasonable expenses, other than underwriting discounts and commissions and fees and expenses of counsel and other advisors to each Holder, incurred in connection with the registrations, filings or qualifications described herein, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees and the fees and disbursements of counsel for the Company shall be borne by the Company.

(b)Amendment; Waiver. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended or waived except pursuant to a written instrument executed by the Company and the Holders of at least a majority of the Registrable Securities into which all of the Notes then outstanding are convertible (without regard to any limitation on such conversion or exercise). Any amendment or waiver effected in accordance with this Section shall be binding upon each Holder, each future Holder and the Company. The failure of any party to exercise any right or remedy under this Agreement or otherwise, or the delay by any party in exercising such right or remedy, shall not operate as a waiver thereof.

(c)Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for the communications shall be:

If to the Company:

AdCare Health Systems, Inc.
1145 Hembree Road
Roswell, GA 30076
Telephone: (678) 869-5116
Facsimile: (678) 869-5123 and (678) 869-5122
Attention: Corporate Secretary

with a copy (which shall not constitute notice) to:

Rogers & Hardin LLP
2700 International Tower
229 Peachtree Street NE
Atlanta, GA 30303
Attn:    Lori A. Gelchion, Esq.
Tel:    (404) 402-4646
Fax:    (404) 230-0940

If to a Holder, to such Holder’s address and facsimile number provided to the Company on such Holder’s Signature Page to such Holder’s Subscription Agreement (or as may be updated by such Holder from time to time in writing to the Company).
(d)Assignment. Upon the transfer of any Note or Registrable Securities by a Holder, the rights of such Holder hereunder with respect to such securities so transferred shall be assigned automatically to the transferee thereof, and such transferee shall thereupon be deemed to be a “Holder” for purposes of this Agreement, as long as: (i) the Company is, within a reasonable period of time following such transfer, furnished with written notice of the name and address of such transferee, (ii) the transferee agrees in writing with the Company to be bound by all of the provisions hereof, and (iii) such transfer is made in accordance with the applicable requirements of the Notes.

(e)Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall be deemed one and the same instrument. This Agreement, once executed by a party, may be delivered to any other party hereto by facsimile or other electronic transmission.

(f)Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia applicable to contracts made and to be performed entirely within the State of Georgia.

(g)Holder of Record. A Person is deemed to be a Holder whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the record owner of such Registrable Securities.

(h)Entire Agreement. This Agreement, the Notes and the Subscription Agreements constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Notes and the Subscription Agreements supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

(i)Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(j)Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Agreement as of the date first-above written.

ADCARE HEALTH SYSTEMS, INC.

By:
Name:
Title:

[Additional Signature Pages Follow]

EXHIBIT A

PURCHASER SIGNATURE PAGE

By execution and delivery of this signature page, the undersigned hereby agrees to: (i) become a party to that certain Registration Rights Agreement (the “Registration Rights Agreement”) by and among AdCare Health Systems, Inc., a Georgia corporation (the “Company”), and the purchasers of the Company’s 10% Subordinated Convertible Notes Due April 30, 2015 (the “Notes”), dated as of the date of the Company’s acceptance of the undersigned’s Subscription Agreement with respect to the undersigned’s purchase of Notes; and (ii) be bound by the terms and conditions of the Registration Rights Agreement as a Purchaser and a Holder thereunder and authorizes this signature page to be attached to the Registration Rights Agreement.

PURCHASER NAME:

By:
Name:
Title:

DATE:

ADDRESS:

_______________________________
_______________________________
_______________________________

Tel: ___________________________
Fax: ___________________________
Email: _________________________

Schedule A

Purchasers	Principal Amount of Notes Purchased Pursuant to the Subscription Agreements	Date of Closing